EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

NXP SEMICONDUCTORS N.V.

The undersigned:

[Professor Martin van Olffen, notaris (civil-law notary)], practising in Amsterdam, the Netherlands,

herewith certifies that:

(i)	the company with limited liability NXP Semiconductors N.V., with its corporate seat in Eindhoven, the Netherlands (the “Company”) was incorporated as a private company with limited liability under the laws of the Netherlands on 2 August 2006 by means of a notarial deed, executed before a substitute of T.P van Duuren, notaris in Amsterdam;

according to a faxed copy of an official copy of the deed of incorporation, the ministerial declaration of no-objection required for incorporation was granted on 20 July 2006, number N.V. 1.386.568;

(ii)	according to an extract from the trade register in the Netherlands dated 2010 (the “Extract”), the Company is registered in that trade register, registration number 34253298; a copy of the Extract as well as an English translation thereof is attached hereto;

(iii)	according to the Extract, the corporate seat of the Company is in Eindhoven, the Netherlands and its business address is at: 5656 AG Eindhoven, the Netherlands, High Tech Campus 60;

(iv)	according to the Extract, the articles of association of the Company (the “Articles of Association”), as embodied in the deed of incorporation, were most recently amended on 2010;

according to the notarial deed of amendment, executed on                      2010 before Professor Martin van Olffen, notaris in Amsterdam, the ministerial declaration of no-objection required for amendment was granted on 30 June 2010, number N.V. 1.386.568;

(v)	the Articles of Association are set out in the document in the Dutch language which is attached hereto; the document in the English language attached hereto is an unofficial translation thereof; if differences occur in the translation, the Dutch text will govern by law;

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(vi)	according to the Extract, the managing directors of the Company are:

1.	Richard L. Clemmer, born in Whichita Falls, Texas, United States of America, on 14 April 1951;

2.	Sir Peter Bonfield, born in Letchworth, United Kingdom, on 3 June 1944;

3.	Nicolas Cattelain, born in St. Germain en Laye, France, on 26 July 1973;

4.	Eric Paul Couthino, born in The Hague, the Netherlands, on 20 October 1951;

5.	Egon Durban, born in Luebeck, Germany, on 23 August 1973;

6.	Johannes Huth, born in Heidelberg, Germany, on 27 May 1960;

7.	Ian Loring, born in Boston, Massachusetts, United States of America, on 29 May 1966;

8.	Michel Plantevin, born in Marseille, France, on 24 October 1956;

9.	Richard Wilson, born in Cottingham, United Kingdom, on 14 December 1965; and

(vii)	according to the Extract and according to article 19 paragraph 2 of the Articles of Association of the Company, the authority of the managing directors to represent the Company is as follows:

Richard Lynn Clemmers mentioned under (vi) 1., in the capacity of Chief Executive Officer, is independently authorised to represent the Company as well as all of the managing directors acting jointly.

Signed in Amsterdam on                      2010.

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File number: 34253298	Page 00001
English translation of an extract from the trade register of the Chambers of Commerce. This registration is administrated by the Chamber of Commerce for Brabant
Legal person:
Legal form	: Naamloze Vennootschap (Public Limited Liability Company)
Name	: NXP Semiconductors N.V.
Statutory seat	: Eindhoven
First registration in the trade register	: 02-08-2006
Incorporation deed	: 02-08-2006
Deed of latest amendment of articles	: 21-05-2010
Authorized capital	: EUR 200.000.000,00
Issued capital	: EUR 43.050.300,00
Paid up capital	: EUR 43.050.300,00
There are different classes of shares	: Consult the commercial register file
Undertaking:
Tradename(s)	: NXP Semiconductors N.V.
Address	: High Tech Campus 60, 5656AG Eindhoven
Date of establishment	: 02-08-2006
Description of business conducted	: See Dutch extract
Employees	: 0
Director(s):

Name	: Clemmer, Richard Lynn
Date of birth	: 14-04-1951, United States of America
Date of entry into office	: 01-01-2009
Title	: Directeur
Powers	: Authorised jointly (with other director(s), see articles)

Name	: Sundström, Karl-Henrik
Date and place of birth	: 10-04-1960, Biskopsgárd, Sweden
Date of entry into office	: 01-01-2009
Title	: Directeur
Powers	: Authorised jointly (with other director(s), see articles)

21-05-2010	Page 00002 follows.

File number: 34253298	Page 00002
Supervisory director(s):

Name	: Coutinho, Eric Paul
Date and place of birth	: 20-10-1951, ‘s-Gravenhage
Date of entry into office	: 29-09-2006

Name	: Loring, Ian Kimball
Date and place of birth	: 29-05-1966, Massachusetts, United States of America
Date of entry into office	: 29-09-2006

Name	: Plantevin, Michel
Date and place of birth	: 24-10-1956, Marsielle, France
Date of entry into office	: 29-09-2006

Name	: Durban Egon
Date and place of birth	: 23-08-1973, Lübeck, Federal Republic of Germany
Date of entry into office	: 29-09-2006

Name	: Huth, Johannes Peter
Date and place of birth	: 27-05-1960, Heidelberg, Federal Republic of Germany
Date of entry into office	: 29-09-2006

Name	: Wilson, Richard Charles
Date and place of birth	: 14-12-1965, Cottingham, United Kingdom
Date of entry into office	: 22-10-2008

Name	: Cattelain, Nicolas François Louis
Date and place of birth	: 26-07-1973, St. Germain en Laye, France
Date of entry into office	: 23-02-2010
Authorized signatory(signatories):

Name	: Fredriks, Erik Michael
Date and place of birth	: 23-05-1961, Enschede
Date of entry into office	: 01-12-2007
Powers	: See Dutch extract

Name	: Schreurs, Johannes Anetta Wilhelmus
Date and place of birth	: 05-10-1962, Echt
Date of entry into office	: 01-06-2008

21-05-2010	Page 00003 follows.

File number: 34253298	Page 00003
Powers	: See Dutch extract
Issued by the chamber of commerce

Eindhoven, 21-05-2010
Extract has been produced at 16.56

For extract

Mevrouw rar. W.A.M. te Lintelo
Hoofd Bedrijvenregister

Dossiernummer: 34253298	Blad 00001

Uittreksel uit het handelsregister van de Kamers van Koophandel Deze inschrijving valt onder het beheer van de Kamer van Koophandel voor Brabant
Rechtspersoon:
Rechtsvorm	: Naamloze vennootschap
Naam	: NXP Semiconductors N.V.
Statutaire zetel	: Eindhoven
Eerste inschrijving in het handelsregister	: 02-08-2006
Akte van oprichting	: 02-08-2006
Akte laatste statuten-wijziging	: 21-05-2010
Maatschappelijk kapitaal	: EUR 200.000.000,00
Geplaatst kapitaal	: EUR 43.050.300,00
Gestort kapitaal	: EUR 43.050.300,00
Er zijn verschillende soorten aandelen	: Raadpleeg het handelsregisterdossier
Onderneming:
Handelsna(a)m(en)	: NXP Semiconductors N.V.
Adres	: High Tech Campus 60, 5656AG Eindhoven
Datum vestiging	: 02-08-2006
Bedri j fsomschri jving	: Holding- en financieringsactiviteiten
Werkzame personen	: 0
Bestuurder(s):

Naam	: Clemmer, Richard Lynn
Geboortedatum	: 14-04-1951, Ver. Staten van Amerika
Infunctietreding	: 01-01-2009
Titel	: Directeur
Bevoegdheid	: Gezamenlijk bevoegd (met andere bestuurder(s), zie Statuten)

Naam	: Sundström, Karl-Henrik
Geboortedatum en -plaats	: 10-04-1960, Biskopsgård, Zweden
Infunctietreding	: 01-01-2009
Titel
Bevoegdheid	: Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)
Commissaris(sen):

21-05-2010	Blad 00002 volgt.

Dossiernummer: 34253298	Blad 00002
Naam	: Coutinho, Eric Paul
Geboortedatum en -plaats	: 20-10-1951, ‘s-Gravenhage
Infunctietreding	: 29-09-2006

Naam	: Loring, Ian Kimball
Geboortedatum en -plaats	: 29-05-1966, Massachusetts, Ver. Staten van Amerika

Infunctietreding	: 29-09-2006

Naam	: Plantevin, Michel
Geboortedatum en -plaats	: 24-10-1956, Marseille, Frankrijk
Infunctietreding	: 29-09-2006

Naam	: Durban, Egon
Geboortedatum en -plaats	: 23-08-1973, Lubeck, Bondsrepubliek Duitsland
Infunctietreding	: 29-09-2006

Naam	: Huth, Johannes Peter
Geboortedatum en -plaats	: 27-05-1960, Heidelberg, Bondsrepubliek Duitsland

Infunctietreding	: 29-09-2006

Naam	: Wilson, Richard Charles
Geboortedatum en -plaats	: 14-12-1965, Cottingham, Verenigd Koninkrijk
Infunctietreding	: 22-10-2008

Naam	: Cattelain, Nicolas François Louis
Geboortedatum en -plaats	: 26-07-1973, St. Germain en Laye, Frankrijk
Infunctietreding	: 23-02-2010
Gevolmachtigde(n)

Naam	: Frederiks, Erik Michel
Geboortedatum en -plaats	: 23-05-1961, Enschede
Infunctietreding	: 01-12-2007
Bevoegdheid	: Zelfatandig bevoegd, met het recht van subsitutie, de vennootschap in en buiten rechte te vertegenwoordigen in alle aangelegenheden die betrekking hebben op het heffen en innen van belastingen an andere heffingen zowel in als buiten Nederland

21-05-2010	Blad 00003 volgt.

Dossiernummer: 34253298	Blad 00003
Naam Geboortedatum en -plaats Infunctietreding Bevoegdheid	: Schreurs, Johannes Anetta Wilhelmus : 05-10-1962, Echt : 01-06-2008 : Zelfstandig bevoegd tot het doen van opgaven aan en het deponeren bij het handelsregister
Alleen geldig indien door de kamer voorzien van een ondertekening.

Eindhoven, 21-05-2010
Uittreksel is vervaardigd om 16.55 uur Voor uittreksel

Mevrouw mr. W.A.M. te Lintelo
Hoofd Bedrijvenregister